UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2005, the Company, XTO Barnett Inc., a wholly owned subsidiary of the Company, and Antero Resources Corporation, entered into an amendment to the Agreement and Plan of Merger dated January 9, 2005 between the parties, pursuant to which the Company is acquiring all of the stock of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin. The acquisition is through a merger of XTO Barnett Inc. with and into Antero Resources Corporation. Security holders of Antero Resources Corporation will receive cash and equity consideration valued at approximately $685 million. Consideration in the transaction includes approximately $337.5 million cash, 10,000,000 shares of XTO Energy Inc. common stock, par value $0.01 per share, and warrants to purchase 1,500,000 shares of common stock at a purchase price of $36.00 per share for a five-year period following closing of the transaction. The Agreement and Plan of Merger was previously described in a report on Form 8-K dated January 9, 2005, and filed by the Company on January 13, 2005.

Pursuant to the amendment, the Company will acquire the gas gathering system of Antero Resources Pipeline, L.P., a Texas limited partnership and a subsidiary of Antero Resources Corporation, for a deemed purchase price of $175,000,000. The cash consideration of $337.5 million to be paid by the Company will not be adjusted to reflect acquisition of the gas gathering system, but the amount of Antero’s debt to be assumed by the Company at closing will be adjusted accordingly. The gas gathering system is located in Tarrant County, Wise County and Denton County, Texas. Antero personnel, through Antero Resources II Corporation, will continue to provide management and operational services on the pipeline assets through June 2005.

The transaction is expected to close on or before April 1, 2005. The final consideration will reflect certain adjustments to the cash consideration for certain transactions entered into, payments made and expenses incurred by Antero Resources Corporation prior to closing, including development costs and ongoing acreage leasing activities. The booked acquisition cost will include customary non-cash adjustments, including a step-up for deferred income taxes. Closing is subject to, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Funding of the cash consideration is currently expected to be provided through cash flow and existing bank credit facilities.

Lehman Brothers acted as financial advisor to Antero in this transaction, and an affiliate of Lehman Brothers is a stockholder of Antero. Lehman Brothers provided investment banking services to the Company during 2004 in connection with the issuance of public and private debt and equity securities and provided a fairness opinion to the Board of Directors of the Company in connection with a related-party transaction. Lehman Brothers may provide investment banking services to the Company in the future.

Forward-Looking Statement

Statements made in this Form 8-K, including those relating to method of financing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, failure to obtain consents from third parties, changes in interest rates, timing and extent of changes in oil and gas prices, higher than expected production costs and other expenses and objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: February 9, 2005	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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